UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2023

Invesco Real Estate Income Trust Inc.

(Exact name of registrant as specified in its charter)

Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Ross Avenue

Suite 3400

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 715-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Advisory Agreement

On January 25, 2023, Invesco Real Estate Income Trust Inc. (the “Company”), Invesco REIT Operating Partnership LP (the “Operating Partnership”) and Invesco Advisers, Inc. (the “Adviser”) entered into the Amended and Restated Advisory Agreement (the “Advisory Agreement”). The Advisory Agreement amends and restates the prior version of the agreement to, among other things, facilitate the initiation and management, through the Operating Partnership, of a program (the “DST Program”), to issue and sell beneficial interests (the “Interests”) in specific Delaware statutory trusts (the “DSTs”) holding real properties (the “DST Properties”) in private placements exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933 (the “DST Offerings”). Under the DST Program, each DST Property may be sourced from the Company’s real properties or from third parties, will be held in a separate DST, and will be leased back by a wholly-owned subsidiary of the Operating Partnership in accordance with a master lease agreement. Each master lease agreement will be guaranteed by the Operating Partnership, which will retain a fair market value purchase option (the “FMV Option”) giving it the right, but not the obligation, to acquire the Interests in the applicable DST from the investors any time after two years from the closing of the applicable DST Offering in exchange for units of the Operating Partnership (“OP Units”) or cash. After a one-year holding period, investors who acquire OP Units pursuant to the FMV Option generally have the right to cause the Operating Partnership to redeem all or a portion of their OP Units for, at the Company’s sole discretion, shares of the Company’s common stock, cash or a combination of both.

The Advisory Agreement amends the calculation of the management fee in connection with the DST Program. As amended, the Company will pay the Adviser a management fee equal to 1.0% of the net asset value (“NAV”) for the Company’s Class T shares, Class S shares, Class D shares and Class I shares, per annum payable monthly, plus commencing January 16, 2030, 1.0% of NAV of shares of Class N common stock, per annum payable monthly, plus 1.0% per annum payable monthly of the total consideration received by the Company or its affiliate for selling Interests to third-party investors, net of up-front fees and expense reimbursements payable out of gross sale proceeds from the sale of such Interests and any proceeds from any loans secured directly or indirectly by the DST Properties, and subject to the FMV Option with respect to each DST Property.

The Advisory Agreement provides that the Company will reimburse the Adviser for any organization and offering expenses related to the DST Program that exceed $825,000.

Amended and Restated Limited Partnership Agreement

On January 25, 2023, in connection with the DST Program, the Company, on behalf of itself as general partner and on behalf of the limited partners thereto, entered into the Amended and Restated Limited Partnership Agreement of Invesco REIT Operating LP (the “Operating Partnership Agreement”). The Operating Partnership Agreement amends the prior limited partnership agreement of the Operating Partnership to, among other things, facilitate the issuance of OP Units in exchange for beneficial interests in DSTs in the event the Operating Partnership elects to exercise its FMV Option and the participation of such OP Units in the Company’s distribution reinvestment plan (the “DRIP”).

The Operating Partnership Agreement authorizes the Operating Partnership to issue OP Units designated as one of three new classes of OP Units, specifically Class T-1 Units, Class S-1 Units, and Class D-1 Units and provides that such classes may be converted to Class I Units in the event the aggregate selling commissions, dealer manager fees, and investor servicing fees paid by the Company or the Operating Partnership with respect to such Class T-1 Units, Class S-1 Units, and Class D-1 Units and the Interests for which such OP Units were exchanged, reach a fee limit, if any, set forth in the applicable selling agreement between the DST Dealer Manager (defined below) and participating broker-dealer that sold such Interests in a DST Offering. The Operating Partnership Agreement provides that investor servicing fees payable with respect to a particular class of OP Units will be specially allocated to that class OP Units. The amount of the ongoing investor servicing fee, if any, payable in connection with OP Units shall be set forth in the applicable selling agreement, and (i) for Class T-1 Units will be up to 0.85% per annum of the NAV of such Class T-1 Units, consisting of advisor stockholder servicing fee of 0.65% per annum and a dealer stockholder servicing fee of 0.20% per annum; (ii) for Class S-1 Units, will be up to 0.85% per annum of the NAV of such Class S-1 Units; and (iii) for Class D-1 Units will be up to 0.25% per annum of the NAV of such Class D-1 Units. All or a portion of the investor servicing fee may be reallowed to participating broker-dealers.

DST Dealer Manager Agreement

On January 25, 2023, in connection with the DST Program, Invesco Real Estate Exchange LLC, an indirect wholly owned subsidiary of the Company (the “DST Sponsor”) and, solely with respect to its obligations with respect to OP Unit investor servicing fees, the Operating Partnership entered into the DST Dealer Manager Agreement (the “DST Dealer Manager Agreement”) with Invesco Distributors, Inc. (the “DST Dealer Manager”), pursuant to which the DST Dealer Manager will serve as the dealer manager for the DST Offerings on a “best efforts” basis. Under the DST Dealer Manager Agreement, the DST Sponsor may pay to the DST Dealer Manager upfront selling commissions of up to 5.0% of the price per Interest sold, upfront dealer manager fees of up to 1.0% of the price per Interest sold and placement fees of up to 1.0% of the price per Interest sold, some or all of which may be waived or reallowed to participating broker-dealers. In addition, the DST Dealer Manager may receive an ongoing investor servicing fee of 0.25% per annum of the price per Interest sold.

The DST Dealer Manager Agreement contains standard representations, warranties and covenants of the DST Sponsor, the Operating Partnership and the DST Dealer Manager. The DST Sponsor, the DST Dealer Manager and each DST have also agreed to provide indemnification as set forth in the DST Dealer Manager Agreement. Any party may terminate the DST Dealer Manager Agreement upon 60 days’ written notice. Included as Exhibit A to the DST Dealer Manager Agreement is the joinder to be entered into by each DST, included as Exhibit B to the DST Dealer Manager Agreement is the form of participating dealer agreement to be entered into by the DST Dealer Manager and participating broker-dealers that participate in a DST Offering, and included as Exhibit C to the DST Dealer Manager Agreement is the form of participating adviser agreement to be entered into by the DST Dealer Manager and participating registered investment advisers that participate in a DST Offering.

The summaries of the Advisory Agreement, Operating Partnership Agreement and DST Dealer Manager Agreement set forth above do not purport to be complete and are qualified in entirety by reference to the Advisory Agreement, Operating Partnership Agreement and DST Dealer Manager Agreement (including the exhibits thereto), copies of which are filed herewith and incorporated by reference.

Item 8.01	Other Events.

Distribution Reinvestment Plan

Effective January 25, 2023, the Company amended its DRIP to provide that OP Units issued in exchange for Interests in the event the Operating Partnership elects to exercise its FMV Option are eligible to participate in the DRIP.

January 2023 Distributions

On January 31, 2023, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee(1)	Net Distribution
Class T Common Stock	$0.1395	$0.0056	$0.1339
Class S Common Stock	$0.1395	$0.0000	$0.1395
Class D Common Stock	$0.1395	$0.0028	$0.1367
Class I Common Stock	$0.1395	$0.0000	$0.1395
Class E Common Stock	$0.1395	$0.0000	$0.1395
Class N Common Stock	$0.1395	$0.0000	$0.1395

(1)

For Class T, Class S and Class D Common Stock, the stockholder servicing fee is rounded and may result in a net distribution equal to the gross distribution when the stockholder servicing fee is less than $0.0001 per share.

The net distribution for each class of common stock is payable to stockholders of record immediately following the close of business on January 31, 2023 and will be paid on or about February 13, 2023. These distributions will be paid in cash or reinvested in shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Advisory Agreement, dated January 25, 2023, by and among Invesco Real Estate Trust Inc., Invesco REIT Operating Partnership LP and Invesco Advisers, Inc.

10.2	Amended and Restated Partnership Agreement of Invesco REIT Operating Partnership LP

10.3	DST Dealer Manager Agreement, dated January 25, 2023, by and among Invesco Real Estate Exchange LLC, Invesco REIT Operating Partnership LP and Invesco Distributors, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XRBL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By:	/s/ Beth A. Zayicek
Beth A. Zayicek
Chief Operating Officer

Date: January 31, 2023